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                                                                    EXHIBIT 99.1




SYNETIC, INC.                                                       MEDICAL
                                                                    MANAGER
                                                                    CORPORATION



FOR IMMEDIATE RELEASE

CONTACT:  James R. Love                  Lee Robbins
          Synetic, Inc.                  Medical Manager Corporation
          Executive Vice President       Chief Financial Officer
          and Chief Financial Officer    (813) 287-2990
          (201) 703-3400


                        SYNETIC AND MEDICAL MANAGER SET
                           EXCHANGE RATIO FOR MERGER


         ELMWOOD PARK, NJ and TAMPA, FL, July 20, 1999 -- In connection with previously announced merger between Synetic, Inc. (NASDAQ:SNTC) and Medical Manager Corporation (NASDAQ:MMGR), the companies announced today that the exchange ratio has been set at .625 based on the average closing price of Synetic common stock during the period from and including July 7, 1999 to and including July 20, 1999. Accordingly, on the effective date of the merger, each share of Medical Manager common stock will be converted into the right to receive .625 shares of Synetic common stock.

         On July 23, 1999, Synetic and Medical Manager will each hold a special meeting of stockholders to vote upon the issuance of shares of common stock of Synetic in connection with the merger and the merger agreement, respectively.

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